Exhibit 99.1

Benson Hill Announces Third Quarter 2023 Financial Results, Improves 2023 Outlook, and Pays Down Debt

•Reported revenues decreased 8 percent year-over-year to approximately $113.1 million. Proprietary revenues increased by 27 percent year-over-year.
•Reported gross profit was $4.1 million (gross loss of $0.2 million when excluding an approximate $4.3 million impact from open mark-to-market timing differences).
•The Company ended the third quarter with $86.2 million of cash, restricted cash, and marketable securities.
•Management improves its 2023 financial guidance.
•The Company expects to pay down approximately 50 percent of the senior convertible debt in November.

ST. LOUIS, MO – Nov. 9, 2023 - Benson Hill, Inc. (NYSE: BHIL, the “Company” or “Benson Hill”), a food tech company unlocking the natural genetic diversity of plants, today announced operating and financial results for the quarter ended September 30, 2023.

“Our team effectively managed a challenging third quarter, addressing some softness in soy crush margins and reduced demand for proprietary products because of market headwinds,” said Deanie Elsner, Chief Executive Officer of Benson Hill. “The combination of the sale of certain non-core licensing technologies and higher-than-planned soy white flake ingredient sales expected in the fourth quarter positions us to end 2023 consistent with our prior guidance for gross profit. We expect these market challenges to persist, further supporting our decision to accelerate the shift to an asset-light business model designed to serve broadacre animal feed markets with our seed innovations enabled through the CropOS® platform.”

Third Quarter Results Compared to the Same Period of 2022
The following financial results exclude the completed divestiture of the Fresh business on June 30, 2023. The impact of open mark-to-market timing differences on the statement of operations and reconciliation of non-GAAP financial measures can be found in the accompanying financial tables.
•Reported revenues were $113.1 million, a decrease of $9.2 million, or 7.5 percent, driven by a 17 percent decline in non-proprietary revenues due to record-level crush margins for soy and yellow pea in the third quarter of last year. Proprietary revenues were $33.1 million, a 27.2 percent increase, driven by greater availability of products compared to the prior year and the sale of proprietary soybeans into the commodity market. Reported revenues included an unfavorable $0.1 million impact from open mark-to-market timing differences.
•Gross profit was $4.1 million, a decrease of $1.8 million. Excluding a favorable impact of $4.3 million from open mark-to-market timing differences, gross profit decreased by $4.7 million to a loss of $0.2 million due to the sale of proprietary products into the commodity markets at unfavorable margins and non-recurring factors affecting the supply chain, including logistics and unscheduled maintenance costs at our processing facilities.
•Operating expenses were $28.4 million, a decrease of $2 million. The decrease was driven by the Liquidity Improvement Plan actions to deliver an expected $15 million run rate reduction in 2023 partially offset by $2.5 million of non-recurring expenses. Excluding the non-recurring items, operating expenses declined by approximately 14.7 percent to $25.9 million.

◦Selling, general, and administrative expenses were $17.9 million, a decrease of $1 million or 5.5 percent inclusive of non-recurring costs.
◦R&D expenses were $10.5 million, a decrease of $0.9 million or 8 percent.
•Inclusive of open mark-to-market timing differences, net loss from continuing operations, net of income taxes, was $19.2 million, a decrease in reported loss of $7.2 million. Adjusted EBITDA was a loss of $14.2 million compared to a loss of $14.7 million in the prior year. Excluding the impact of open mark-to-market timing differences, the Adjusted EBITDA loss in the quarter was $18.5 million compared to a loss of $16.1 million for the same period last year.
•Cash, restricted cash, and marketable securities of $86.2 million were on hand as of September 30, 2023.

First Nine-Months Results Compared to the Same Period of 2022
The following financial results exclude the completed divestiture of the Fresh business on June 30, 2023. The impact of open mark-to-market timing differences on the statement of operations and reconciliation of non-GAAP financial measures can be found in the accompanying financial tables.
•Reported revenues were $356.7 million, an increase of $74.7 million, or 26.5 percent. Proprietary revenues were $77 million, an increase of 47.3 percent, driven by proprietary product sales into the aquaculture market and some limited soybean sales into the commodity markets. Reported revenues included a $6.3 million gain from open mark-to-market timing differences.
•Gross profit was $16.6 million, an increase in profitability of $13.9 million, and includes a $6.4 million gain related to open mark-to-market timing differences. Overall profitability increased in dollar and margin percentage terms due to the combination of partnership and licensing agreements and improved operating results compared to start-up costs incurred in the prior year.
•Operating expenses were $97.6 million, an increase of $2.4 million, or 2.5 percent, which include approximately $17.3 million of non-recurring costs, including a $19.2 million impairment of the carrying value of goodwill. Excluding these non-recurring items, operating expenses declined by 15.6 percent to $80.3 million due to cost reductions realized through the Company’s Liquidity Improvement Plan.
•Inclusive of the mark-to-market timing differences and goodwill impairment, the reported net loss from continuing operations, net of income taxes, was $73.2 million compared to a net loss of $68.9 million. Adjusted EBITDA was a loss of $41 million compared to a loss of $59.8 million.

2023 Outlook
Excludes the Fresh business which was divested on June 30, 2023.

Management improved its guidance for 2023, driven by expectations for improved performance in the fourth quarter and continued benefits from the Liquidity Improvement Plan.

2023 Guidance[1]
$ USD Millions	November 9	August 9
Consolidated revenues	$440 - $450	$390 - $430
Proprietary revenues	$100 - $110	$100 - $110
Gross profit	$20 - $25	$20 - $25
Operating expenses	$122 - $127	$122 - $127
Operating expenses, as adjusted[2]	$101 - $106	$110 - $115
Net loss from continuing operations, net of income taxes	$(100) - $(105)	$(127) - $(137)
Adjusted EBITDA[2]	$(50) - $(55)	$(53) - $(58)
Capital expenditures	$10 - $15	$15 - $20
Free cash flow[2]	$(102) - $(107)	$(110) - $(118)
1 Categories such as income tax expense (benefit) and changes in fair value of warrants and conversion option, stock-based compensation and significant non-recurring items may impact the actual full-year non-GAAP reconciliation for both Adjusted EBITDA and Free Cash Flow. These amounts cannot be estimated at this time.
2 Reconciliation of non-GAAP financial measures can be found in the accompanying financial tables.

Webcast
Management will hold an earnings conference call webcast at 8:30 a.m. ET today. The link to participate is available on the Investor Relations page of the Company’s website.

About Benson Hill
Benson Hill moves food forward with the CropOS® platform, a cutting-edge food innovation engine that combines data science and machine learning with biology and genetics. Benson Hill empowers innovators to unlock nature’s genetic diversity from plant to plate, with the purpose of creating nutritious, great-tasting food and ingredient options that are both widely accessible and sustainable. More information can be found at bensonhill.com or on X, formerly known as Twitter at @bensonhillinc.

Use of Non-GAAP Financial Measures
In this press release, the Company includes references to non-GAAP performance measures. The Company uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results. The Company’s management believes these non-GAAP measures are useful in evaluating the Company’s operating performance and are similar measures reported by publicly listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. By referencing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s performance for the periods presented. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company’s definition of these non-GAAP measures may differ from similarly titled measures of performance used by other companies in other industries or within the same industry. In addition, the Company has and may in the future modify how it calculates non-GAAP performance measures. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s condensed consolidated financial statements and publicly filed reports in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words, as well as the negative of such statements. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements include, among other things, statements regarding the Company’s current guidance regarding certain expected 2023 financial and operating results, including guidance regarding consolidated, proprietary and non-proprietary revenues, consolidated gross profit, net loss from continuing operations, Adjusted EBITDA, run rate cash savings, operating expenses and operating expenses adjustments, and free cash flow; statements regarding the Company’s current expectations and assumptions regarding the industries and markets in which it operates, including its transition to an asset-light business model to serve broadacre animal feed markets; macro-economic trends, including regarding commodity and proprietary markets and inflationary pressures; projections of market opportunity; statements regarding asset sales; statements regarding the Company’s Liquidity Improvement Plan and other cost-saving measures, actions to implement such plan, and the anticipated benefits of and timeline to implement such plans; expectations regarding revenue and gross profit mix; the Company’s ability to identify and evaluate its strategic alternatives and effect potential strategic opportunities in ways that maximize shareholder value; expectations regarding the Company’s ability to continue as a going concern; statements regarding the execution of the Company’s business plan, the strategic review of the Company’s business, and the Company’s executive leadership transition; expectations regarding future costs and uses of free cash flow; expectations regarding the unwinding of mark-to-market timing differences and the Company’s assessment of its futures contracts; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; expectations regarding the Company’s hedging and other risk management strategies, including expectations about future sales and purchases that relate to the Company’s mark-to-market adjustments and the fair valuation of futures contracts; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; estimates and forecasts of financial and other performance metrics; the Company’s outlook and financial and other guidance. Factors that may cause actual results to differ materially from current expectations and guidance include, but are not limited to: risks associated with the Company’s Liquidity Improvement Plan and other cost saving measures, including potentially adverse impacts on the Company’s business and prospects even if such plans are successful; the risk that the Company’s actions relating to its Liquidity Improvement Plan and other cost saving measures may be insufficient to achieve the objectives of such plans; liquidity and other risks relating to the Company’s ability to continue as a going concern; the risk that the Company may fail to achieve its guidance; risks associated with the Company’s ability to grow and achieve growth profitably, including continued access to the capital resources necessary for growth; risks relating to the Company’s plans to sell certain assets; the risk that the Company will be unable to renegotiate or retire any of its existing debt on favorable terms, or at all; risks relating to the failure to realize the anticipated benefits of the Company’s shelf registration statement, including its at-the-market facility, or otherwise failing to raise equity or other capital to supplement its cash needs; risks associated with the Company’s execution of its executive leadership transition, including, among others, risks relating to maintaining key employee, customer, partner and supplier relationships; risks relating to the Company’s hedging and other risk management strategies, including expectations about future sales and purchases that relate to the Company’s mark-to-market adjustments and the fair valuation of futures contracts; the risk that the Company will not realize the anticipated benefits of the divestiture of the Fresh business; risks associated with managing capital resources; risks associated with maintaining relationships with customers and suppliers and developing and maintaining partnering and licensing relationships; risks associated with changing industry conditions and consumer preferences; risks associated with the Company’s ability to generally execute on its business strategy, including its transition to an asset-light business model to serve broadacre animal feed markets; risks associated with the effects of global and regional economic, agricultural, financial and commodities market, political, social and health conditions; the effectiveness of the Company’s risk management strategies; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. Forward-looking statements are also subject to the risks and other issues described above under “Use of Non-GAAP Financial Measures,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved, including without limitation, any expectations about our operational and financial performance or achievements. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

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Contacts
Investors: Ruben Mella: (314) 714-6313 / rmella@bensonhill.com
Media: Christi Dixon: (636) 359-0797 / cdixon@bensonhill.com

Benson Hill, Inc.
Material Items Included in Consolidated Revenues and Cost of Sales
(In Thousands)
Currently, the Company does not seek cash flow hedge accounting treatment for its derivative financial instruments; thus changes in fair value are reflected in current earnings.
Mark-to-market timing difference comprises the estimated net temporary impact resulting from unrealized period-end gains/losses associated with the fair valuation of futures contracts associated with the Company’s committed future operating capacity. These mark-to-market timing differences are not indicative of the Company’s operating performance.
The table below summarizes the pre-tax gains and losses related to derivatives and contract assets and liabilities:

	Nine Months Ended September 30, 2023
		Open Mark-to-Market Timing Differences
In Thousands	YTD Reported	Q1 Impact	Q2 Impact	Q3 Impact	YTD Impact	YTD Excluding
Revenues	$356,747	$6,725	$(275)	$(131)	$6,319	$350,428
Gross profit	$16,630	$5,229	$(3,110)	$4,298	$6,417	$10,213
Total operating expenses	$97,598	$—	$—	$—	$—	$97,598
Net loss from continuing operations, net of income taxes	$(73,203)	$5,229	$(3,110)	$4,298	$6,417	$(79,620)
Adjusted EBITDA	$(40,981)	$5,229	$(3,110)	$4,298	$6,417	$(47,398)
•See Adjusted EBITDA reconciliation in the accompanying financial tables.

Benson Hill, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In Thousands, Except Per Share Data)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$12,041	$25,053
Restricted cash	20,438	17,912
Marketable securities	53,524	132,121
Accounts receivable, net	37,553	28,591
Inventories, net	30,419	62,110
Prepaid expenses and other current assets	13,883	11,434
Current assets of discontinued operations	555	23,507
Total current assets	168,413	300,728
Property and equipment, net	99,628	99,759
Finance lease right-of-use assets, net	61,511	66,533
Operating lease right-of-use assets	5,542	1,660
Goodwill and intangible assets, net	7,587	27,377
Other assets	9,838	4,863
Total assets	$352,519	$500,920

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,134	$36,717
Finance lease liabilities, current portion	3,935	3,318
Operating lease liabilities, current portion	1,456	364
Long-term debt, current portion	35,581	2,242
Accrued expenses and other current liabilities	18,639	33,435
Current liabilities of discontinued operations	871	16,441
Total current liabilities	74,616	92,517
Long-term debt, less current portion	73,596	103,991
Finance lease liabilities, less current portion	75,399	76,431
Operating lease liabilities, less current portion	6,333	1,291
Warrant liabilities	1,694	24,285
Conversion option liabilities	21	8,091
Deferred income taxes	155	283
Other non-current liabilities	231	129
Total liabilities	232,045	307,018
Stockholders’ equity:
Common stock, $0.0001 par value, 440,000 and 440,000 shares authorized, 207,981 and 206,668 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	21	21
Additional paid-in capital	609,554	609,450
Accumulated deficit	(485,939)	(408,474)
Accumulated other comprehensive loss	(3,162)	(7,095)
Total stockholders’ equity	120,474	193,902
Total liabilities and stockholders’ equity	$352,519	$500,920

Benson Hill, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$113,066	$122,296	$356,747	$282,053
Cost of sales	108,927	116,365	340,117	279,315
Gross profit (loss)	4,139	5,931	16,630	2,738
Operating expenses:
Research and development	10,525	11,438	33,480	35,739
Selling, general and administrative expenses	17,874	18,912	44,892	59,448
Impairment of goodwill	—	—	19,226	—
Total operating expenses	28,399	30,350	97,598	95,187
Loss from operations	(24,260)	(24,419)	(80,968)	(92,449)
Other (income) expense:
Interest expense, net	7,179	6,200	20,425	16,030
Changes in fair value of warrants and conversion option	(12,001)	(4,036)	(30,661)	(41,676)
Other expense, net	(201)	(181)	2,588	2,104
Total other (income) expense, net	(5,023)	1,983	(7,648)	(23,542)
Net loss from continuing operations before income taxes	(19,237)	(26,402)	(73,320)	(68,907)
Income tax expense (benefit)	6	13	(117)	30
Net loss from continuing operations, net of income taxes	(19,243)	(26,415)	(73,203)	(68,937)
Net (loss) income from discontinued operations, net of tax	1,673	(3,754)	(4,262)	(5,362)
Net loss attributable to common stockholders	$(17,570)	$(30,169)	$(77,465)	$(74,299)

Net loss per common share:
Basic and diluted net loss per common share from continuing operations	$(0.10)	$(0.14)	$(0.39)	$(0.39)
Basic and diluted net loss per common share from discontinued operations	$0.01	$(0.02)	$(0.02)	$(0.03)
Basic and diluted total net loss per common share	$(0.09)	$(0.16)	$(0.41)	$(0.42)
Weighted average shares outstanding:
Basic and diluted weighted average shares outstanding	188,223	186,097	187,691	177,539

Benson Hill, Inc.
Condensed Consolidated Statements of Comprehensive Loss (Unaudited)
(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss attributable to common stockholders	$(17,570)	$(30,169)	$(77,465)	$(74,299)
Foreign currency:
Comprehensive income (loss)	—	(1)	—	(46)
	—	(1)	—	(46)
Marketable securities:
Comprehensive income (loss)	395	(1,759)	875	(9,918)
Adjustment for net loss (income) realized in net loss	14	(97)	3,058	2,132
	409	(1,856)	3,933	(7,786)
Total other comprehensive income (loss)	409	(1,857)	3,933	(7,832)
Total comprehensive loss	$(17,161)	$(32,026)	$(73,532)	$(82,131)

Benson Hill, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In Thousands)

	Nine Months Ended September 30,
	2023	2022
Operating activities
Net loss	$(77,465)	$(74,299)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,056	16,504
Stock-based compensation expense	(347)	15,771
Bad debt expense	(263)	724
Changes in fair value of warrants and conversion option	(30,661)	(41,676)
Accretion and amortization related to financing activities	6,624	8,481
Realized losses on sale of marketable securities	3,058	2,132
Impairment of goodwill	19,226	—
Other	1,815	4,180
Changes in operating assets and liabilities:
Accounts receivable	(3,073)	(7,208)
Inventories	43,323	6,441
Other assets and other liabilities	(4,170)	8,052
Accounts payable	(32,306)	(6,093)
Accrued expenses	(15,685)	2,604
Net cash used in operating activities	(73,868)	(64,387)
Investing activities
Purchases of marketable securities	(87,619)	(350,333)
Proceeds from maturities of marketable securities	66,193	109,514
Proceeds from sales of marketable securities	99,838	170,217
Purchase of property and equipment	(10,127)	(11,835)
Acquisition, net of cash acquired	—	(1,044)
Proceeds from divestiture of discontinued operations	2,378	—
Proceeds from an insurance claim from a prior business acquisition	1,533	—
Other	41	—
Net cash provided by (used in) investing activities	72,237	(83,481)
Financing activities
Contributions from PIPE Investment, net of transaction costs $3,761 in 2022	—	80,825
Repayments of long-term debt	(4,874)	(6,736)
Proceeds from issuance of long-term debt	—	24,078
Payments of debt issuance costs	(2,000)	(38)
Borrowing under revolving line of credit	—	18,970
Repayments under revolving line of credit	—	(19,017)
Payments of finance lease obligations	(2,428)	(1,103)
Proceeds from exercise of stock awards, net of withholding taxes	249	1,950
Net cash (used in)/provided by financing activities	(9,053)	98,929
Effect of exchange rate changes on cash	—	(46)
Net decrease in cash and cash equivalents	(10,684)	(48,985)
Cash, cash equivalents and restricted cash, beginning of period	43,321	78,963
Cash, cash equivalents and restricted cash, end of period	$32,637	$29,978

Supplemental disclosure of cash flow information
Cash paid for taxes	$35	$1
Cash paid for interest	$14,523	$9,864
Supplemental disclosure of non-cash activities
PIPE Investment issuance costs included in accrued expenses and other current liabilities
Purchases of property and equipment included in liabilities	$125	$2,710
Financing leases commencing in the period	$—	$806

Benson Hill, Inc.
Non-GAAP Reconciliation
(In Thousands)
This press release contains financial measures not derived in accordance with generally accepted accounting principles (“GAAP”). Reconciliations to the most comparable GAAP measures are provided below. The Company defines Adjusted EBITDA as net loss from continuing operations excluding income taxes, interest, depreciation, amortization, stock-based compensation, changes in fair value of warrants and conversion options, realized (gains) losses on marketable securities, goodwill, and long-lived asset impairment, restructuring-related costs (including severance costs) and the impact of significant non-recurring items. The Company defines free cash flow as net cash used in (provided by) operating activities minus capital expenditures. The Company defines operating expenses, as adjusted as operating expenses excluding expenses incurred in relation to the transition to an asset-light business model and significant non-recurring items.
Adjustments to reconcile net loss from our continuing operations to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss from continuing operations, net of income taxes	$(19,243)	$(26,415)	$(73,203)	$(68,937)
Interest expense, net	7,179	6,200	20,425	16,030
Income tax expense (benefit)	6	13	(117)	30
Depreciation and amortization	5,460	5,052	16,056	14,992
Stock-based compensation	867	4,412	(392)	15,771
Changes in fair value of warrants and conversion option	(12,001)	(4,036)	(30,661)	(41,676)
Impairment of goodwill	—	—	19,226	—
Severance	386	185	1,624	474
Other	3,187	(95)	6,061	3,489
Total Adjusted EBITDA	$(14,159)	$(14,684)	$(40,981)	$(59,827)
Adjustments to reconcile estimated 2023 net loss from continuing operations to the estimated Adjusted EBITDA:

	2023 Estimate*
Consolidated net loss from continuing operations	$(100,000)	to	$(105,000)
Interest expense, net	36,000	to	38,000
Depreciation and amortization	21,000	to	25,000
Stock-based compensation	3,000	to	5,000
Change in fair value of warrants and conversion option	(31,000)	to	(31,000)
Impairment of goodwill	19,000	to	19,000
Severance	2,000		4,000
Other	—		(10,000)
Total Adjusted EBITDA	$(50,000)	to	$(55,000)

Adjustments to reconcile the estimated 2023 free cash flow:

	2023 Estimate*
Consolidated net loss from continuing operations	$(100,000)	to	$(105,000)
Depreciation and amortization	21,000	to	25,000
Stock-based compensation	3,000	to	5,000
Impairment of goodwill	19,000	to	19,000
Change in fair value of warrants and conversion option	(31,000)		(31,000)
Changes in working capital	(1,000)	to	(5,000)
Other	(3,000)	to	—
Net Cash Used in Operating Activities	$(92,000)	to	$(92,000)
Payments for the acquisition of property and equipment	(10,000)	to	(15,000)
Free Cash Flow	$(102,000)	to	$(107,000)
*

* Categories such as income tax expense (benefit) and changes in fair value of warrants and conversion option, stock-based compensation and significant non-recurring items may impact the actual full-year non-GAAP reconciliation for both Adjusted EBITDA and Free Cash Flow. These amounts cannot be estimated at this time.

Adjustments to reconcile operating expenses to operating expenses, as adjusted:

	2023 Estimate
Operating expenses	$122,000	to	$127,000
Non-cash stock-based compensation	8,000	to	8,000
Goodwill impairment	(19,000)	to	(19,000)
Exit costs related to divestiture of Seymour facility	(4,000)	to	(4,000)
Advisory fees related to business evolution	(4,000)	to	(4,000)
Severance and other	(2,000)	to	(2,000)
Operating expenses, as adjusted	$101,000	to	$106,000